EXHIBIT 99.1

News Release

April 13, 2016

Ashland Inc. provides update on its planned separation of Valvoline

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH) today provided an update on the previously announced plan to separate Ashland into two independent, publicly traded companies: the new Ashland, composed of Ashland Specialty Ingredients and Ashland Performance Materials, and Valvoline, composed of Ashland’s Valvoline business segment. Ashland announced that the separation process and timeline remain on track; the preparatory work for the separation, including the carve-out audit and the creation of standalone operating entities, is proceeding on the expected timetable.

Subject to sufficiently attractive market conditions, Ashland plans to pursue an initial public offering (the “IPO”) of up to 20 percent of the common stock of Valvoline as a first step in the separation. The company expects to file a registration statement for the common stock of Valvoline with the Securities and Exchange Commission in mid-calendar year 2016 and complete the IPO during the fourth quarter of calendar year 2016. Ashland currently expects that it would distribute the remaining common stock of Valvoline to Ashland’s shareholders upon expiration of the IPO lock-up (typically six months after completion of the IPO).

Ashland’s objective in pursuing an IPO of Valvoline as the first step in the planned separation is to create two strong independent companies, each with a targeted mid-to-high BB ratings profile consistent with what was communicated at the time of announcement. The resultant capital structures for Valvoline and new Ashland are expected to provide an optimal level of financial flexibility for each company to pursue its long-term strategies. In addition, Ashland expects the planned IPO will allow Valvoline to establish a core shareholder base in advance of the distribution of the remaining common stock, and facilitate industry-specific research coverage for Valvoline.

This news release is being made pursuant to, and in accordance with, Rule 135 under the Securities Act of 1933, as amended. This news release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

About Ashland
Ashland Inc. (NYSE: ASH) is a global leader in providing specialty chemical solutions to customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. Through our three business units – Ashland Specialty Ingredients, Ashland Performance Materials and Valvoline – we use good chemistry to make great things happen for customers in more than 100 countries. Visit ashland.com to learn more.

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Forward-Looking Statements

This news release contains forward-looking statements. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements include statements relating to status of the separation process, the plan to pursue an IPO of up to 20 percent of the common stock of Valvoline and the expected completion of the separation through the subsequent distribution of Valvoline common stock, the expected timing of filing of a registration statement for the registration of common stock of Valvoline in the IPO, the anticipated timing of completion of the planned IPO and subsequent distribution of the remaining Valvoline common stock, and Ashland’s and Valvoline’s expected ratings profiles, capital structures, future financial flexibility and ability to pursue their long-term strategies. In addition, Ashland may from time to time make forward-looking statements in its annual report, quarterly reports and other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, including the proposed separation of its specialty chemicals and Valvoline businesses, the proposed IPO of its Valvoline business, the expected timetable for completing the IPO and the separation, the future financial and operating performance of each company, strategic and competitive advantages of each company, the leadership of each company, and future opportunities for each company, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the possibility that the proposed IPO or separation will not be consummated within the anticipated time period or at all, including as the result of regulatory, market or other factors; the potential for disruption to Ashland’s business in connection with the proposed IPO or separation; the potential that the new Ashland and Valvoline do not realize all of the expected benefits of the proposed IPO or separation or obtain the expected credit ratings following the proposed IPO or separation; Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); the global restructuring program (including the possibility that Ashland may not realize the anticipated revenue and earnings growth, cost reductions and other expected benefits from the program); Ashland’s ability to generate sufficient cash to finance its stock repurchase plans; severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future event or otherwise.

FOR FURTHER INFORMATION:

Investor Relations:
Seth A. Mrozek
+1 (859) 815-3527
samrozek@ashland.com

 Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com